EXHIBIT 10.4
WELSH PROPERTY TRUST, INC.
RESTRICTED SHARES AWARD AGREEMENT
          RESTRICTED SHARES AWARD AGREEMENT dated as of                     , 2010, between Welsh Property Trust, Inc., a Maryland corporation (“Welsh”) and Scott T. Frederiksen, an employee (the “Employee” or “Participant”) of Welsh, its subsidiaries, divisions, and affiliated businesses (the “Company”).
          WHEREAS, the Participant is employed by the Company pursuant to an Executive Employment Agreement between Participant and the Company dated                     , 2010;
          WHEREAS, Welsh’s Board of Directors (the “Board”) has established the Welsh Property Trust, Inc. 2010 Long-Term Equity Incentive Plan (the “Plan”);
          WHEREAS, the Board’s Compensation Committee (the “Committee”), in accordance with the provisions of the Plan, has determined that the Employee is entitled to a Restricted Shares Award under the Plan;
          NOW, THEREFORE, in consideration of the foregoing and the Employee’s acceptance of the terms and conditions hereof, the parties hereto have agreed, and do hereby agree, as follows:
     1. Welsh hereby grants to the Employee, as a matter of separate agreement and not in lieu of salary or any other compensation for services,                      shares of Common Stock of Welsh on the terms and conditions herein set forth (the “Restricted Shares”).
     2. The certificates representing the Restricted Shares shall be registered in the name of a nominee for the benefit of the Participant and retained in the custody of Welsh until such time as the restrictions lapse or the Restricted Shares are forfeited to Welsh in accordance with the terms hereof (the “Restriction Period”). During the Restriction Period, the Participant will be entitled to vote the Restricted Shares. In addition, any dividends paid on the Restricted Shares shall, at the option of Welsh, either be (a) paid to the Participant in cash as additional compensation, or (b) invested in additional shares of Common Stock held in custody for the Participant, subject to the same restrictions as the Restricted Shares, and to be delivered with the Restricted Shares. Such additional shares of Common Stock shall be deemed to be included in the definition of “Restricted Shares.”
     3. If and to the extent the Performance Measures established by the Committee have been satisfied and if the Participant shall have been continuously in the employment of the Company from the date of grant of this Restricted Shares Award until December 31, 2012, Welsh shall deliver to the Participant on or about December 31, 2012 a certificate, registered in the name of the Participant and free of restrictions hereunder, representing the total number of Restricted Shares granted to the Participant pursuant to this Agreement. No payment shall be required from the Participant in connection with any delivery to the Participant of shares hereunder.

     4. In the event of the termination of the Participant’s employment with the Company by reason of the death of the Participant, and if there then remain any undelivered Restricted Shares subject to restrictions hereunder, then such restrictions shall be deemed to have lapsed and the certificates for the remaining Restricted Shares shall be delivered to the Participant (or the legatees under the last will of the Participant, or to the personal representatives or distributees of the Participant’s estate).
     5. In the event of the termination of the Participant’s employment with the Company by reason of disability of the Participant, and if there then remain any undelivered Restricted Shares subject to restrictions hereunder, such restrictions shall be deemed to have lapsed and the certificates for the remaining Restricted Shares shall be delivered to the Participant.
     6. In the event of the involuntary termination of the Participant’s employment by the Company without Cause or by the Participant for Good Reason (with “Cause” and “Good Reason” having their respective meanings as set forth in the Employment Agreement), and if there then remain any undelivered Restricted Shares subject to restrictions hereunder, then all restrictions shall be deemed to have lapsed and the certificates for the remaining Restricted Shares shall be delivered to the Participant.
     7. Except as provided in Sections 4, 5 and 6, or in accordance with the terms of the Plan, if the Participant ceases to be an employee of the Company during the Restriction Period, then the Restricted Shares to which the Participant has not theretofore become entitled pursuant to Section 3 shall be forfeited, and all rights of the Participant in and to such Restricted Shares shall lapse.
     8. The granting of this Restricted Shares Award shall not in any way prohibit or restrict the right of the Company to terminate the Participant’s employment at any time, for any reason.
     9. Shares of Common Stock held in custody for the Participant pursuant to this Agreement may not, before restrictions lapse, be sold, transferred, pledged, exchanged, hypothecated or disposed of by the Participant and shall not be subject to execution, attachment or similar process.
     10. This Agreement and each and every obligation of Welsh relating to the Restricted Shares Award hereunder are subject to the requirement that if at any time Welsh shall determine, upon advice of counsel, that the listing, registration or qualification of the shares covered hereby upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the granting hereof or the delivery of shares hereunder, then the delivery of shares hereunder to the Participant may be postponed until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to Welsh.
     11. Any payment required under this Agreement shall be subject to all requirements of the law with regard to income and employment withholding taxes, filings, and making of reports, and the Company and the Participant shall use their best efforts to satisfy promptly all such requirements, as applicable. In addition to amounts in respect of taxes which the Company shall be required by law to deduct or withhold from any dividend payments on the Restricted Shares covered hereby, Welsh may defer making any delivery of Restricted Shares under this Agreement until completion of arrangements satisfactory to the Company for the payment of any applicable taxes, whether through share withholding provided for by the Plan or otherwise.
     12. In the event of a “change in control,” as that term is defined in the Plan, then the Participant shall have all the rights specified in Paragraph 10(a) of the Plan, which shall include the immediate lapsing of all restrictions on the Restricted Shares and the delivery to the Participant of certificates for the Restricted Shares.
     13. Each capitalized word used in this Agreement without definition shall have the same meaning set forth in the Plan, the terms and conditions of which shall constitute an integral and enforceable part hereof.
     14. Any notice which either party hereto may be required or permitted to give the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed to the Treasurer of Welsh at its principal office and to the Participant at his address as shown on the Company’s payroll records, or to such other address as the Participant by notice to the Company may designate in writing from time to time.
     15. Nothing herein contained shall confer on the Participant any right to continue in the employment of the Company or interfere in any way with the right of the Company to terminate the Participant’s employment at any time; confer on the Participant any of the rights of a shareholder with respect to any of the shares subject to the Restricted Shares until such shares shall be issued once the restrictions lapse; affect the Participant’s right to participate in and receive benefits under and in accordance with the provisions of any pension, profit-sharing, insurance, or other employee benefit plan or program of the Company; or limit or otherwise affect the right of the Board (subject to any required approval by the shareholders) at any time or from time to time to alter, amend, suspend or discontinue the Plan and the rules for its administration; provided, however, that no termination or amendment of the Plan may, without the consent of the Participant, adversely affect the Participant’s rights under the Restricted Shares.

WELSH PROPERTY TRUST, INC.

By:

ACCEPTED:

Scott T. Frederiksen
NOTE: You will be taxed automatically on the Restricted Shares subject to this Agreement when the restrictions lapse. You may elect to be taxed on the date of grant. Please consult your tax advisor immediately to discuss this election.

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